Exhibit 99.2
BXP ANNOUNCES THIRD QUARTER 2025 RESULTS
Signed Leases for More Than 1.5 Million Square Feet in Q3 and Issued $1 Billion in 2.00% Exchangeable Notes Due 2030

BOSTON, MA, October 28, 2025 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the third quarter ended September 30, 2025.

Financial Highlights

•Revenue increased 1.4% to $871.5 million for the quarter ended September 30, 2025, compared to $859.2 million for the quarter ended September 30, 2024.

•Net income (loss) attributable to BXP, Inc. of $(121.7) million, or $(0.77) per diluted share (EPS), for the quarter ended September 30, 2025, compared to $83.6 million, or $0.53 per diluted share, for the quarter ended September 30, 2024.
◦EPS for the third quarter fell short of the mid-point of guidance by $1.19 per diluted share primarily due to non-cash impairment charges totaling $1.22 per diluted share related to our strategic asset sales program.

•Funds from Operations (FFO) of $276.7 million, or $1.74 per diluted share, for the quarter ended September 30, 2025, compared to FFO of $286.9 million, or $1.81 per diluted share, for the quarter ended September 30, 2024.
◦FFO exceeded the midpoint of guidance by $0.04 per diluted share primarily due to portfolio outperformance.
Guidance
BXP provided updated guidance for full year 2025 EPS of $0.99 - $1.02 and FFO of $6.89 - $6.92 per diluted share.
See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 79 leases in the third quarter totaling more than 1.5 million square feet with a weighted-average lease term of 7.9 years. This leasing volume represents BXP’s strongest third quarter since 2019, and a 38% increase from the third quarter of 2024.

•BXP’s CBD portfolio of premier workplaces was 89.3% occupied and 92.0% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP) for the third quarter. Approximately 89.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s portfolio occupancy for the third quarter was 86.6% (excluding third quarter development deliveries), an increase of 20 basis points from the previous quarter. Upon adding 360 Park Avenue South, 1050 Winter Street and Reston Next Office Phase II to the

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in-service portfolio, the resultant total portfolio occupancy rate for the third quarter was 86.0%, a decrease of 40 basis points from Q2 2025 as each development project has leases for which revenue recognition has not commenced in accordance with GAAP.

•BXP’s portfolio percentage leased for the third quarter was 89.2% (excluding third quarter development deliveries), an increase of 10 basis points from the previous quarter (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP). Including the impact of placing the three development properties in-service, the total portfolio leased percentage decreased by 30 basis points from Q2 2025 to 88.8%.
Development
•BXP commenced full vertical construction of 343 Madison Avenue in New York City, New York. 343 Madison Avenue will be a highly amenitized, sustainably designed, 46-story, 930,000 square foot premier workplace located on one of the best office development sites in Manhattan with direct access to Grand Central Station. In addition, BXP signed a letter of intent with a prospective client to lease approximately 274,000 square feet, or 30% of the building’s square footage. BXP is in active discussions with other prospective clients, underscoring the continued strong demand for the future premier workplace. 343 Madison represents a strong and significant value creation opportunity for shareholders.

•Fully placed in-service three development projects:
◦1050 Winter Street, an approximately 162,000 square foot office building located in the urban edge of Boston, Massachusetts. The project is 100% leased.
◦Reston Next Office Phase II, an approximately 87,000 square foot boutique premier workplace located in Reston, Virginia. The project is 92% leased.
◦360 Park Avenue South, an approximately 448,000 square foot premier workplace located in New York City, New York. The project is 38% leased.
Transactions
•Since our Investor Day on September 8, 2025, BXP completed the sale of three land parcels for a gross sales price aggregating approximately $42.0 million. BXP’s net cash proceeds totaled approximately $39.5 million.

•BXP has additional properties under contract for sale aggregating approximately $400 million of estimated net proceeds, to BXP, if consummated. The sales of these properties are subject to customary closing conditions that BXP expects to be completed between 2025 and 2027. There can be no assurance that BXP will sell these properties on the terms or the schedule currently contemplated.
Balance Sheet & Liquidity
•Boston Properties Limited Partnership (“BPLP”) issued $1.0 billion aggregate principal amount of 2.00% Exchangeable Senior Notes due 2030. The offering was upsized from the initially announced offering size of $600 million. The GAAP interest rate on the notes is 2.5% per annum. Net proceeds after the initial purchaser’s discount and offering costs, including the capped call transaction costs, were approximately $940.1 million.

•A joint venture in which BXP has a 50% ownership interest closed on a $465.0 million, 5.5-year, non-recourse commercial mortgage-backed securities (“CMBS”) loan secured by the podium and office tower at The Hub on Causeway in Boston, Massachusetts. The loan is scheduled to mature on April 9, 2031, and bears interest at a fixed rate of approximately 5.73% per annum. Proceeds from the loan and retained cash flow were used to repay two

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existing loans on the podium and office tower at The Hub on Causeway having an aggregate outstanding principal balance of approximately $490 million. This transaction represents BXP’s first “Green Bond” CMBS financing, underscoring the quality of The Hub on Causeway as a premier, sustainable workplace and highlighting BXP’s ongoing commitment to environmentally responsible development.

EPS and FFO per Share Guidance:

BXP’s guidance for the full year 2025 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions not under contract as of the date hereof, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Full Year 2025
	Low	High
Projected EPS (diluted)	$0.99	$1.02
Add:
Projected Company share of real estate depreciation and amortization	5.15	5.15
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	0.75	0.75
Projected FFO per share (diluted)	$6.89	$6.92

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2025. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, October 29, 2025 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BI4ce37a065efa42c58c314501cbf223a8 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-

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webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s third quarter 2025 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 55 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of September 30, 2025, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 54.6 million square feet and 187 properties, including eight properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the U.S. Government, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, and prolonged government shutdowns or disruptions, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2025	December 31, 2024
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,718,660	$26,391,933
Construction in progress	1,322,608	764,640
Land held for future development	568,516	714,050
Right of use assets - finance leases	372,747	372,922
Right of use assets - operating leases	321,063	334,767
Less: accumulated depreciation	(8,008,908)	(7,528,057)
Total real estate	21,294,686	21,050,255
Cash and cash equivalents	861,066	1,254,882
Cash held in escrows	77,663	80,314
Investments in securities	43,604	39,706
Tenant and other receivables, net	136,743	107,453
Note receivable, net	8,898	4,947
Related party note receivables, net	88,879	88,779
Sales-type lease receivable, net	15,430	14,657
Accrued rental income, net	1,532,403	1,466,220
Deferred charges, net	802,785	813,345
Prepaid expenses and other assets	137,561	70,839
Investments in unconsolidated joint ventures	999,764	1,093,583
Total assets	$25,999,482	$26,084,980
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,279,482	$4,276,609
Unsecured senior notes, net	9,803,336	10,645,077
Unsecured exchangeable senior notes, net	975,080	—
Unsecured line of credit	—	—
Unsecured term loans, net	796,798	798,813
Unsecured commercial paper	750,000	500,000
Lease liabilities - finance leases	363,207	370,885
Lease liabilities - operating leases	379,792	392,686
Accounts payable and accrued expenses	484,798	401,874
Dividends and distributions payable	123,259	172,486
Accrued interest payable	120,128	128,098
Other liabilities	406,820	450,796
Total liabilities	18,482,700	18,137,324

Commitments and contingencies	—	—
Redeemable deferred stock units	8,006	9,535
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,479,314 and 158,253,895 issued and 158,400,414 and 158,174,995 outstanding at September 30, 2025 and December 31, 2024, respectively	1,584	1,582
Additional paid-in capital	6,827,889	6,836,093
Dividends in excess of earnings	(1,812,361)	(1,419,575)
Treasury common stock at cost, 78,900 shares at September 30, 2025 and December 31, 2024	(2,722)	(2,722)
Accumulated other comprehensive loss	(14,831)	(2,072)
Total stockholders’ equity attributable to BXP, Inc.	4,999,559	5,413,306
Noncontrolling interests:
Common units of the Operating Partnership	554,440	591,270
Property partnerships	1,954,777	1,933,545
Total equity	7,508,776	7,938,121
Total liabilities and equity	$25,999,482	$26,084,980

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Revenue
Lease	$809,820	$799,471	$2,426,857	$2,378,616
Parking and other	35,390	34,255	100,431	101,086
Hotel	13,162	15,082	37,532	38,080
Development and management services	9,317	6,770	27,938	19,276
Direct reimbursements of payroll and related costs from management services contracts	3,821	3,649	12,424	12,090
Total revenue	871,510	859,227	2,605,182	2,549,148
Expenses
Operating
Rental	331,736	327,897	995,376	963,480
Hotel	9,628	9,833	26,558	25,687
General and administrative	36,188	33,352	130,988	127,479
Payroll and related costs from management services contracts	3,821	3,649	12,424	12,090
Transaction costs	1,431	188	2,556	890
Depreciation and amortization	236,147	222,890	680,073	661,148
Total expenses	618,951	597,809	1,847,975	1,790,774
Other income (expense)
Income (loss) from unconsolidated joint ventures	(148,329)	(7,011)	(153,792)	6,376
Gains on sales of real estate	1,932	517	20,322	517
Loss on sales-type lease	—	—	(2,490)	—
Interest and other income (loss)	7,620	14,430	23,433	39,747
Gains from investments in securities	2,400	2,198	4,635	4,785
Unrealized gain (loss) on non-real estate investments	178	94	(344)	548
Impairment losses	(68,901)	—	(68,901)	(13,615)
Loss from early extinguishment of debt	—	—	(338)	—
Interest expense	(164,299)	(163,194)	(490,526)	(474,727)
Net income (loss)	(116,840)	108,452	89,206	322,005
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,853)	(15,237)	(56,702)	(50,283)
Noncontrolling interest—common units of the Operating Partnership	12,981	(9,587)	(4,054)	(28,596)
Net income (loss) attributable to BXP, Inc.	$(121,712)	$83,628	$28,450	$243,126
Basic earnings per common share attributable to BXP, Inc.
Net income (loss)	$(0.77)	$0.53	$0.18	$1.55
Weighted average number of common shares outstanding	158,345	157,725	158,287	157,250
Diluted earnings per common share attributable to BXP, Inc.
Net income (loss)	$(0.77)	$0.53	$0.18	$1.54
Weighted average number of common and common equivalent shares outstanding	158,345	158,213	158,787	157,547

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Net income (loss) attributable to BXP, Inc.	$(121,712)	$83,628	$28,450	$243,126
Add:
Noncontrolling interest - common units of the Operating Partnership	(12,981)	9,587	4,054	28,596
Noncontrolling interests in property partnerships	17,853	15,237	56,702	50,283
Net income (loss)	(116,840)	108,452	89,206	322,005
Add:
Depreciation and amortization expense	236,147	222,890	680,073	661,148
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(22,615)	(18,857)	(64,024)	(56,755)
Company’s share of depreciation and amortization from unconsolidated joint ventures	17,272	20,757	51,273	60,807
Corporate-related depreciation and amortization	(582)	(438)	(1,898)	(1,263)
Non-real estate related amortization	2,130	2,130	6,391	6,390
Loss on sales-type lease	—	—	2,490	—
Impairment losses	68,901	—	68,901	13,615
Impairment losses included within Income (loss) from unconsolidated joint ventures	145,133	—	145,133	—
Less:
Gains on sales of real estate	1,932	517	20,322	517
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	2,236	—	2,236	21,696
Unrealized gain (loss) on non-real estate investments	178	94	(344)	548
Noncontrolling interests in property partnerships	17,853	15,237	56,702	50,283
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	307,347	319,086	898,629	932,903
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,673	32,228	89,683	96,369
Funds from operations attributable to BXP, Inc.	$276,674	$286,858	$808,946	$836,534
BXP, Inc.’s percentage share of funds from operations - basic	90.02%	89.90%	90.02%	89.67%
Weighted average shares outstanding - basic	158,345	157,725	158,287	157,250
FFO per share basic	$1.75	$1.82	$5.11	$5.32
Weighted average shares outstanding - diluted	158,928	158,213	158,787	157,547
FFO per share diluted	$1.74	$1.81	$5.09	$5.31

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Boston	97.3%	95.9%	98.6%	97.5%
Los Angeles	86.7%	84.9%	87.1%	87.4%
New York	84.9%	90.8%	90.7%	93.6%
San Francisco	80.7%	84.3%	82.9%	85.2%
Seattle	82.6%	81.6%	85.1%	83.5%
Washington, DC	91.9%	91.9%	93.8%	93.6%
CBD Portfolio	89.3%	90.9%	92.0%	92.8%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Boston	89.7%	89.7%	91.6%	91.5%
Los Angeles	86.7%	84.9%	87.1%	87.4%
New York	82.8%	87.1%	88.3%	90.0%
San Francisco	77.8%	80.8%	79.7%	81.7%
Seattle	82.6%	81.6%	85.1%	83.5%
Washington, DC	91.3%	91.4%	93.4%	93.0%
Total Portfolio	86.0%	87.5%	88.8%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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